UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2017

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.02.      Termination of a Material Definitive Agreement.

As previously announced, on March 28, 2017, Teledyne Technologies Incorporated (“Teledyne”) completed the acquisition of e2v technologies plc (the “Acquisition”).
In connection with the Acquisition, Teledyne, together with certain of its subsidiaries as guarantors, entered into a Credit Agreement (the “Bridge Facility”) dated December 11, 2016 with Bank of America, N.A., as administrative agent and a lender (“Bank of America”) and the other lenders parties thereto from time to time. The lenders under the Bridge Facility committed to lend up to £625 million (later reduced to £345 million) to fund the Acquisition. The Bridge Facility is filed as Exhibit 10.1 to Teledyne’s Current Report on Form 8-K dated December 11, 2016.

In a letter dated March 31, 2017, Bank of America confirmed to Teledyne that the Bridge Facility was terminated effective March 28, 2017, following delivery of payment of the consideration for the Acquisition to the receiving (paying) agent. No amounts were drawn under the Bridge Facility.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Letter dated March 31, 2017, from Bank of America, N.A. confirming termination of Bridge Facility

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Susan L. Main
Susan L. Main
Senior Vice President and Chief Financial Officer
Dated: April 3, 2017

EXHIBIT INDEX
Description

Exhibit 99.1	Letter dated March 31, 2017, from Bank of America, N.A. confirming termination of Bridge Facility